July 24, 2025 For Immediate Release

Press Release

Heartland Express, Inc. Reports Operating Results for the Second Quarter of 2025

NORTH LIBERTY, IOWA - July 24, 2025 - Heartland Express, Inc. (Nasdaq: HTLD) announced today financial results for the three and six months ended June 30, 2025.

Three months ended June 30, 2025:
•Operating Revenue of $210.4 million,
•Net Loss of $10.9 million,
•Basic Loss per Share of $0.14,
•Operating Ratio of 105.9% and 106.0% Non-GAAP Adjusted Operating Ratio(1),
•Total Assets of $1.3 billion, including $22.9 million of Cash,
•Stockholders' Equity of $786.7 million,
•Repurchased 1 million shares of our Common Stock ($8.9 million),
•Acquisition-related debt and finance lease obligations reduced from $494 million in 2022 to $194 million ($300 million reduction in less than 3 years).

Six months ended June 30, 2025:
•Operating Revenue of $429.8 million,
•Net Loss of $24.7 million,
•Basic Loss per Share of $0.32,
•Operating Ratio of 106.4% and 106.5% Non-GAAP Adjusted Operating Ratio(1),
•Payments of approx. $7 million to reduce outstanding debt and finance lease obligations.

Heartland Express Chief Executive Officer Mike Gerdin commented on the quarterly operating results and ongoing initiatives of the Company, "Our consolidated operating results for the three and six months ended June 30, 2025, reflect sequential improvement during a prolonged and challenged industry-wide operating environment where current capacity outpaces weak freight demand. These dynamics coupled with what we perceive as unsustainable pricing in many markets and rising operating costs, continue to be a significant headwind for us and all of those operating in our industry. Despite the operating loss during the quarter, we continue to have positive cash flows from operations. We remain confident in the future and our operating model and as a result we invested in our fleet ($5.8 million, net), reduced our debt and financing leases ($5.6 million paid), and repurchased 1 million shares of our common stock ($8.9 million paid) during the three months ended June 30, 2025.

Our four operating brands have delivered current financial results based on their respective time within our legacy operating model - Heartland Express, Millis Transfer, Smith Transport, and Contract Freighter's, Inc. (CFI), respectively. The Heartland Express fleet continued to be profitable with improved financial results sequentially during the three and six months ended June 30, 2025. Both the Heartland Express fleet and the Millis Transfer fleet operated profitably and each improved their operating ratio by approximately 400 bps during the second quarter of 2025 compared to the first quarter of 2025. The Smith Transport fleet also improved their operating ratio compared to the first quarter, but did not operate profitably during the three months ended June 30, 2025. The CFI fleet completed a major transportation management system conversion during this same period, but did not operate profitably and experienced a negative sequential impact to their financial results. The CFI team began a full fleet telematics transition during the second quarter of 2025, with the goal of improving driver utilization and enhancing the driver experience. This transition is approximately 75% complete and we expect the full transition to be completed during the third quarter of 2025. CFI will continue to focus on operational and cost reduction efforts over the remaining six months of 2025 to improve their financial results. We expect to have all four operating brands on a common transportation management system by December 31, 2025, which we expect will drive multiple operating efficiencies in 2026.

We have continued to strategically reduce underperforming lanes of freight and reduce our overall fleet size to better align with current freight demand while focusing on driver utilization and operating cost reductions. While we have begun to see some encouraging signs within current freight demand and customer pricing, we do not expect material improvements until later in 2025 and a resulting positive impact to future financial results and an improved freight outlook in 2026."

Financial Results

For the three months ended June 30, 2025, the Company delivered operating revenues of $210.4 million, compared to $274.8 million in the same period of 2024. Operating revenues for the quarter included fuel surcharge revenues of $24.5 million, compared to $36.8 million in the same period of 2024. Net loss was $10.9 million, as compared to a net loss of $3.5 million in the second quarter of 2024. Basic loss per share was $0.14 during the quarter, as compared to basic loss per share of $0.04 in the same period of 2024. The Company posted an operating ratio of 105.9%, non-GAAP adjusted operating ratio(1) of 106.0%, and net loss as a percentage of operating revenues of 5.2% in the second quarter of 2025 compared to 99.9%, 99.4%, and 1.3% respectively, in the second quarter of 2024.

For the six months ended June 30, 2025, the Company delivered operating revenues of $429.8 million, compared to $545.1 million in the same period of 2024. Operating revenues for the period included fuel surcharge revenues of $50.8 million, compared to $73.0 million in the same period of 2024. Operating loss for the six-month period ended June 30, 2025 was $27.3 million, compared to operating loss of $14.1 million in the same period of the prior year. Net loss was $24.7 million, compared to net loss of $18.6 million in the same period of the prior year. Basic loss per share was $0.32 during the six-month period as compared to $0.24 basic loss per share during the same period of 2024. The Company posted an operating ratio of 106.4%, non-GAAP adjusted operating ratio(1) of 106.5%, and net loss as a percentage of operating revenues of 5.8% for the six months ended June 30, 2025 compared to 102.6%, 102.5%, and 3.4% respectively, in the same period of the prior year.

Balance Sheet, Liquidity, and Capital Expenditures

As of June 30, 2025, the Company had $22.9 million in cash balances, an increase of $10.1 million since December 31, 2024. Debt and financing lease obligations of $194.0 million remain at June 30, 2025, down from the initial $447.3 million borrowings less associated fees for the CFI acquisition in August 2022 and $46.8 million debt and finance lease obligations assumed from the Smith acquisition in May 2022. There were no borrowings under the Company's unsecured line of credit at June 30, 2025. The Company had $88.3 million in available borrowing capacity on the line of credit as of June 30, 2025 after consideration of $11.7 million of outstanding letters of credit. The Company continues to be in compliance with associated financial covenants. The Company ended the quarter with total assets of $1.3 billion and stockholders' equity of $786.7 million.

Net cash flows from operations for the first six months of 2025 were $46.8 million, 10.9% of operating revenue. The primary uses of cash for financing activities were $6.9 million used for repayment of debt and financing leases, $8.9 million for repurchases of our common stock, and $3.1 million for dividends paid. The primary use of cash for investing activities was $17.5 million for net property and equipment transactions.

The average age of the Company's consolidated tractor fleet was 2.6 years as of June 30, 2025 compared to 2.6 years on June 30, 2024. The average age of the Company's consolidated trailer fleet was 7.5 years as of June 30, 2025 compared to 6.9 years as of June 30, 2024. During the calendar year of 2025, we currently expect net capital expenditures of approximately $35 to $45 million and $12 to $17 million of gains on disposal of property and equipment.

The Company continues its commitment to stockholders through the payment of cash dividends. A regular dividend of $0.02 per share was declared during the second quarter of 2025 and paid on July 3, 2025. The Company has now paid cumulative cash dividends of $558.3 million, including four special dividends, ($2.00 in 2007, $1.00 in 2010, $1.00 in 2012, and $0.50 in 2021) over the past eighty-eight consecutive quarters since 2003. Our outstanding shares at June 30, 2025 were 77.6 million. The Company purchased 1.0 million shares of our common stock for $8.9 million during the second quarter of 2025 compared to 0.6 million shares of our common stock for $7.3 million purchased during the second quarter of 2024. A total of 4.2 million shares of common stock have been repurchased for $61.6 million over the past five years. The Company has the ability to repurchase an additional 5.0 million shares under the current authorization which would result in 72.6 million outstanding shares if fully executed.

Other Information

During the second quarter of 2025, our family of operating brands continued to deliver award-winning service and fleet safety as evidenced by the following awards for our company and our employees:

•Georgia-Pacific - OTR Van National Carrier of the Year
•Mars Pet Nutrition - Carrier of the Year
•Molson Coors - National Transportation Supplier of the Year
•Shaw Floors - Outbound "Class B" Carrier of the Year
•WK Kellogg - WKKC CS&L Supplier Founders Award

Operating revenue excluding fuel surcharge revenue, adjusted operating income, and adjusted operating ratio are non-GAAP financial measures and are not intended to replace financial measures calculated in accordance with GAAP. These non-GAAP financial measures supplement our GAAP results. We believe that using these measures affords a more consistent basis for comparing our results of operations from period to period. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP, is included in the table at the end of this press release.

This press release may contain statements that might be considered as forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases such as “seek,” “expects,” “estimates,” “anticipates,” “projects,” “believes,” “hopes,” “plans,” “goals,” “intends,” “may,” “might,” “likely,” “will,” “should,” “would,” “could,” “potential,” “predict,” “continue,” “strategy,” “future,” “ensure,” “outlook,” and similar terms and phrases. In this press release, the statements relating to freight supply and demand, our ability to react to and capitalize on changing market conditions, the expected impact of operational improvements and strategic changes, progress toward our goals, future capital expenditures, future dispositions of revenue equipment and gains therefrom, future profitability, and future stock repurchases, dividends, and debt repayment are forward-looking statements. Such statements are based on management's belief or interpretation of information currently available. These statements and assumptions involve certain risks and uncertainties, and undue reliance should not be placed on such statements. Actual events may differ materially from those set forth in, contemplated by, or underlying such statements as a result of numerous factors, including, without limitation, those specified in the Company's Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2025. The Company assumes no obligation to update any forward-looking statements, which speak as of their respective dates.

Contact: Heartland Express, Inc. (319-645-7060) Mike Gerdin, Chief Executive Officer Chris Strain, Chief Financial Officer

HEARTLAND EXPRESS, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
OPERATING REVENUE	$210,387	$274,754	$429,807	$545,074

OPERATING EXPENSES:
Salaries, wages, and benefits	$87,159	$110,116	$180,396	$222,813
Rent and purchased transportation	13,343	21,688	27,617	45,551
Fuel	33,709	47,011	71,627	94,332
Operations and maintenance	17,439	16,732	34,718	32,996
Operating taxes and licenses	4,422	5,255	9,163	10,570
Insurance and claims	14,154	12,972	26,076	27,556
Communications and utilities	2,206	2,270	4,471	4,710
Depreciation and amortization	41,463	46,138	83,091	92,642
Other operating expenses	11,693	13,431	24,531	29,058
Gain on disposal of property and equipment	(2,782)	(1,123)	(4,566)	(1,034)

	222,806	274,490	457,124	559,194

Operating (loss) income	(12,419)	264	(27,317)	(14,120)

Interest income	198	288	326	654
Interest expense	(2,962)	(4,574)	(6,066)	(9,875)

Loss before income taxes	(15,183)	(4,022)	(33,057)	(23,341)

Federal and state income tax benefit	(4,328)	(544)	(8,329)	(4,755)

Net loss	$(10,855)	$(3,478)	$(24,728)	$(18,586)

Loss per share
Basic	$(0.14)	$(0.04)	$(0.32)	$(0.24)
Diluted	$(0.14)	$(0.04)	$(0.32)	$(0.24)

Weighted average shares outstanding
Basic	78,079	78,913	78,308	78,979
Diluted	78,143	78,981	78,375	79,051

Dividends declared per share	$0.02	$0.02	$0.04	$0.04

HEARTLAND EXPRESS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except per share amounts) (unaudited)
	June 30,	December 31,
ASSETS	2025	2024
CURRENT ASSETS
Cash and cash equivalents	$22,879	$12,812
Trade receivables, net	85,694	91,620
Prepaid tires	10,539	10,428
Other current assets	15,006	12,554
Income taxes receivable	2,083	2,034
Total current assets	136,201	129,448

PROPERTY AND EQUIPMENT	1,262,686	1,283,980
Less accumulated depreciation	534,009	519,573
	728,677	764,407
GOODWILL	322,597	322,597
OTHER INTANGIBLES, NET	91,011	93,520
OTHER ASSETS	15,493	15,408
DEFERRED INCOME TAXES, NET	914	946
OPERATING LEASE RIGHT OF USE ASSETS	4,479	7,866
	$1,299,372	$1,334,192
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$54,009	$35,370
Compensation and benefits	27,999	27,003
Insurance accruals	25,545	23,518
Long-term debt and finance lease liabilities - current portion	11,087	9,041
Operating lease liabilities - current portion	3,515	6,115
Other accruals	21,468	18,512
Total current liabilities	143,623	119,559
LONG-TERM LIABILITIES
Income taxes payable	5,028	6,226
Long-term debt and finance lease liabilities less current portion	182,887	191,707
Operating lease liabilities less current portion	964	1,751
Deferred income taxes, net	144,461	158,374
Insurance accruals less current portion	35,672	33,976
Total long-term liabilities	369,012	392,034
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Capital stock, common, $.01 par value; authorized 395,000 shares; issued 90,689 in 2025 and 2024; outstanding 77,571 and 78,519 in 2025 and 2024, respectively	907	907
Additional paid-in capital	3,085	3,175
Retained earnings	996,229	1,024,081
Treasury stock, at cost; 13,118 and 12,170 in 2025 and 2024, respectively	(213,484)	(205,564)
	786,737	822,599
	$1,299,372	$1,334,192

(1)

GAAP to Non-GAAP Reconciliation Schedule:
Operating revenue excluding fuel surcharge revenue, adjusted operating income, and adjusted operating ratio reconciliation (a)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(Unaudited, in thousands)		(Unaudited, in thousands)

Operating revenue	$210,387	$274,754	$429,807	$545,074
Less: Fuel surcharge revenue	24,509	36,828	50,830	73,039
Operating revenue, excluding fuel surcharge revenue	185,878	237,926	378,977	472,035

Operating expenses	222,806	274,490	457,124	559,194
Less: Fuel surcharge revenue	24,509	36,828	50,830	73,039
Less: Amortization of intangibles	1,254	1,254	2,509	2,509
Adjusted operating expenses	197,043	236,408	403,785	483,646

Operating (loss) income	(12,419)	264	(27,317)	(14,120)
Adjusted operating (loss) income	$(11,165)	$1,518	$(24,808)	$(11,611)

Operating ratio	105.9%	99.9%	106.4%	102.6%
Adjusted operating ratio	106.0%	99.4%	106.5%	102.5%

(a) Operating revenue excluding fuel surcharge revenue, as reported in this press release is based upon operating revenue minus fuel surcharge revenue. Adjusted operating income as reported in this press release is based upon operating revenue excluding fuel surcharge revenue, less operating expenses, net of fuel surcharge revenue, and non-cash amortization expense related to intangible assets. Adjusted operating ratio as reported in this press release is based upon operating expenses, net of fuel surcharge revenue, and amortization of intangibles, as a percentage of operating revenue excluding fuel surcharge revenue. We believe that operating revenue excluding fuel surcharge revenue, adjusted operating income, and adjusted operating ratio are more representative of our underlying operations by excluding the volatility of fuel prices, which we cannot control. Operating revenue excluding fuel surcharge revenue, adjusted operating income, and adjusted operating ratio are not substitutes for operating revenue, operating income, or operating ratio measured in accordance with GAAP. There are limitations to using non-GAAP financial measures. Although we believe that operating revenue excluding fuel surcharge revenue, adjusted operating income, and adjusted operating ratio improve comparability in analyzing our period-to-period performance, they could limit comparability to other companies in our industry if those companies define such measures differently. Because of these limitations, operating revenue excluding fuel surcharge revenue, adjusted operating income, and adjusted operating ratio should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.